UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 24, 2008

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2008, LMI Aerospace, Inc. (the “Company”) entered into an Amendment to Employment Agreement (the “Amendment”) with Ronald S. Saks, its President and Chief Executive Officer (“Employee”), which amends, as described below, the Employment Agreement (the “Employment Agreement”) entered into between Employee and the Company as of January 1, 2008. The description of the Amendment is qualified in its entirety by the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

The Amendment revises the determination of Employee’s annual performance bonus by basing such determination on the total overall performance of both segments of the Company’s business, namely, the Aerostructures segment and the Engineering Services segment. Such performance bonus will be payable if the Company achieves a minimum threshold of annual income from operations that, for 2008, is $19,000,000 (which represents approximately 60% of the targeted annual income from operations of the Company for 2008) and for 2009 and 2010, is equal to 60% of the targeted annual income from operations for each year, respectively. For purposes of these calculations, the annual income from operations of the Company will include the annual income or loss from operations of D3 Technologies, Inc., the Company’s recently acquired subsidiary. The performance bonus, if earned, will be an amount equal to 5% of Employee’s applicable base salary plus the sum of (i) 0.650% of the Company’s annual income from operations which exceeds the threshold and is less than or equal to the Company’s targeted annual income from operations and (ii) 1% of the Company’s net income from operations which exceeds the Company’s targeted annual income from operations for the year in question. The other terms and conditions of the Employment Agreement remain unchanged.

The annual performance bonus of the Company’s executive officers, including Mr. Saks, had been based on annual income from operations excluding income or loss of D3 Technologies, Inc., which constitutes the Engineering Services segment of the Company’s business. The revision to Mr. Saks’ employment agreement, which was approved by the Compensation Committee of the Company’s Board of Directors, was made to reflect the broader responsibilities of the Chief Executive Officer for the overall performance of the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	10.1	Amendment to Employment Agreement dated as of April 24, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 25, 2008

LMI AEROSPACE, INC.

By:	/s/ Lawrence E. Dickinson
Lawrence E. Dickinson
Secretary and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Employment Agreement dated as of April 24, 2008.